UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2007

SELECTICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29637	77-0432030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1740 Technology Drive, Suite 450

San Jose, CA 95110

(408) 570-9700

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On October 9, 2007, Selectica, Inc. (the “Company”) and Versata Software, Inc. (“Versata”) issued a press release announcing that they had reached a settlement of a patent lawsuit pending in the United States District Court for the Eastern District of Texas since 2006. Pursuant to the settlement agreement, the Company will pay to Versata a cash settlement and Versata has agreed to dismiss with prejudice all claims made against the Company in the patent infringement action. Each party agreed to pay its own attorneys fees and costs.

The Company agreed to pay Versata $10 million within five (5) business days of the settlement, and an additional amount of not more than $7.5 million in quarterly payments. The quarterly payments are based on 10% of revenues from the Company’s Configuration, Pricing or Quoting (“CPQ”) products and services and a 50% revenue share of CPQ revenue from new Company CPQ customers that are currently Versata customers and to whom Versata makes an introduction for the Company. The Company agreed that its quarterly payments would be the greater of the sum calculated by the percentages of CPQ revenues or $200,000.

Pursuant to the settlement agreement, Versata also granted a nonexclusive license under its entire patent portfolio to the Company (including certain after-acquired patents of Versata) for Company products or services within the CPQ or contract management fields. The Company also granted a nonexclusive license under its entire patent portfolio to Versata (including certain after-acquired patents of the Company) for any Versata product or service. In addition, (i) Versata agreed not to sue the Company on any current and certain after-acquired Versata patents for any products or services of the Company in the CPQ or contract management fields and also agreed not to sue any of the Company’s customers or distributors on such patents arising out of the use or distribution of such Company products or services, and (ii) the Company agreed not to sue Versata on any current or certain after-acquired patents of the Company and also agreed not to sue Versata or any of Versata’s customers or distributors on such patents arising out of the use or distribution of Versata’s products or services. The parties also entered into mutual general releases releasing any and all claims that they (or any of their affiliates) may have against the other occurring before the date of the settlement.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
Exhibit 99.1	Press Release of Selectica, Inc., dated October 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTICA, INC.

DATE: October 9, 2007	By:	/s/ Bill Roeschlein
Bill Roeschlein
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
Exhibit 99.1	Press Release of Selectica, Inc., dated October 9, 2007.